As filed with the Securities and Exchange Commission on May 10, 2022

Registration No. 333 –

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TRUIST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	56-0939887
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

214 N. Tryon St.

Charlotte, North Carolina 28202

(Address, including zip code, of principal executive offices)

Truist Financial Corporation 2022 Incentive Plan

Truist Financial Corporation 2022 Employee Stock Purchase Plan

(Full title of the plans)

Ellen M. Fitzsimmons

Senior Executive Vice President, Chief Legal Officer and Head of Public Affairs, and Corporate Secretary

Truist Financial Corporation

214 N. Tryon St.

Charlotte, North Carolina 28202

(336) 733-2000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act.

Large accelerated filter	☒	Accelerated filter	☐

Non-accelerated filter	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item	3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items):

(1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 23, 2022;

(2) The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December  31, 2021 from the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on March 14, 2022;

(3) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the Commission on May 5, 2022;

(4) The Company’s Current Reports on Form 8-K filed with the Commission on March 31, 2022, April  14, 2022, and April 29, 2022; and

(5) The description of the Company’s common stock, par value $5.00 per share (“Common Stock”), contained in the Company’s Registration Statement on Form 8-A filed with the Commission on September 4, 1991 with respect to such Common Stock, including any amendment or report filed for the purposes of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item	4. Description of Securities.

Not applicable.

Item	5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby have been passed upon for the Company by Ellen M. Fitzsimmons, Senior Executive Vice President, Chief Legal Officer and Head of Public Affairs, and Corporate Secretary of the Company, and Keith L. Thornton, Deputy General Counsel—Corporate and Employment of the Company. At the time of rendering the legal opinion, each of Ms. Fitzsimmons and Mr. Thornton beneficially owns, or has the right to acquire, an aggregate of less than 1% of the Company’s Common Stock.

Item	6. Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense if it is determined as provided by statute that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that a personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

The Company’s bylaws provide for the indemnification to the fullest extent permitted by law of any director or officer of the registrant against liabilities and expenses arising out of his or her status or activities as such, excluding any liability or expenses such person may incur on account of his or her activities which were, at the time taken, known or believed by such person to be clearly in conflict with the best interest of the Company.

The Company’s articles of incorporation provide for the elimination of the personal liability of each director of the Company to the fullest extent permitted by law.

The Company maintains directors’ and officers’ liability insurance that, in general, insures: (i) the Company’s directors and officers against loss by reason of any of their wrongful acts and (ii) the Company against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item	7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Title

4.1	Articles of Incorporation of Truist Financial Corporation, as consolidated and restated December 15, 2020 (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K, filed February 24, 2021).

4.2	Bylaws of Truist Financial Corporation, as amended and restated April 14, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed April 14, 2022).

4.3	Truist Financial Corporation 2022 Incentive Plan (incorporated by reference to Annex B to the Company’s Proxy Statement on Schedule 14A, filed March 14, 2022).

4.4	Truist Financial Corporation 2022 Employee Stock Purchase Plan (incorporated by reference to Annex C to the Company’s Proxy Statement on Schedule 14A, filed March 14, 2022)

5.1*	Opinion of Ellen M. Fitzsimmons and Keith L. Thornton.

23.1*	Consent of PricewaterhouseCoopers LLP (independent registered public accounting firm).

23.2*	Consent of Ellen M. Fitzsimmons and Keith L. Thornton (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page to Form S-8).

107*	Filing Fee Table.

* Filed herewith.

Item 9. Undertaking.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, as of this 10th day of May, 2022.

TRUIST FINANCIAL CORPORATION By: /s/ William H. Rogers, Jr. Name: William H. Rogers Jr. Title: Chairman and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each of the undersigned officers and directors of the Company hereby constitutes and appoints each of William H. Rogers, Jr., Daryl N. Bible and Ellen M. Fitzsimmons as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of this 10th day of May, 2022.

Signature	Title

/s/ William H. Rogers, Jr.	Chairman and Chief Executive Officer (Principal Executive Officer)
(William H. Rogers Jr.)

/s/ Daryl N. Bible	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
(Daryl N. Bible)

/s/ Cynthia B. Powell	Executive Vice President and Corporate Controller
(Cynthia B. Powell)	(Principal Accounting Officer)

/s/ Jennifer S. Banner
(Jennifer S. Banner)	Director

/s/ K. David Boyer, Jr.
(K. David Boyer, Jr.)	Director

/s/ Agnes Bundy Scanlan
(Agnes Bundy Scanlan)	Director

/s/ Anna R. Cablik
(Anna R. Cablik)	Director

/s/ Dallas S. Clement
(Dallas S. Clement)	Director

/s/ Paul D. Donahue
(Paul D. Donahue)	Director

/s/ Patrick C. Graney III
(Patrick C. Graney III)	Director

/s/ Linnie M. Haynesworth
(Linnie M. Haynesworth)	Director

/s/ Kelly S. King
(Kelly S. King)	Director

/s/ Easter A. Maynard
(Easter A. Maynard)	Director

/s/ Donna S. Morea
(Donna S. Morea)	Director

/s/ Charles A. Patton
(Charles A. Patton)	Director

/s/ Nido R. Qubein
(Nido R. Qubein)	Director

/s/ David M. Ratcliffe
(David M. Ratcliffe)	Director

/s/ Frank P. Scruggs, Jr.
(Frank P. Scruggs, Jr.)	Director

/s/ Christine Sears
(Christine Sears)	Director

/s/ Thomas E. Skains
(Thomas E. Skains)	Director

/s/ Bruce L. Tanner
(Bruce L. Tanner)	Director

/s/ Thomas N. Thompson
(Thomas N. Thompson)	Director

/s/ Steven C. Voorhees
(Steven C. Voorhees)	Director